Exhibit 10.2

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Eleven Madison Avenue

New York, New York 10010

June 19, 2015

Alliance HealthCare Services, Inc.

100 Bayview Circle

Suite 400

Newport Beach, CA 92660

Re:	Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of June 3, 2013, among Alliance HealthCare Services, Inc. (“Company”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (“Administrative Agent”) (as amended, supplemented, restated, amended and restated or otherwise modified from time to time, including pursuant to the Credit Agreement Amendment described herein, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each, an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”; the Loans borrowed thereunder the “Incremental Term Loans”) subject to the terms and conditions set forth herein.

Each Incremental Term Loan Lender, Company and Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto (i.e., the Initial Term Loans) and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, such Incremental Term Loans shall be deemed Initial Term Loans for all purposes of the Credit Agreement (other than for purposes of Section 2.1(A)(i), Section 2.5A and Sections 5.9A and C of the Credit Agreement) and the other applicable Loan Documents.

Furthermore, each of the parties to this Agreement hereby agrees to the terms and conditions set forth on Annex I hereto (including all of the conditions contained therein) in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, Administrative Agent, Company and its acknowledgement by each Subsidiary Guarantor, (ii) the delivery to Administrative Agent of such fully executed counterparts (including by way of facsimile or other electronic transmission), (iii) the delivery to the Administrative Agent of the items described in Annexes II, III, IV and V hereto, (iv) receipt by the Administrative Agent and the Incremental Term Loan Lenders of a financial condition certificate dated the Agreement Effective Date (as defined below), substantially in the form of Exhibit A hereto and with appropriate attachments and in any event in form and substance reasonably satisfactory to the Administrative Agent demonstrating that, assuming the incurrence of the Incremental Term Loans and the application of the proceeds thereof, Company will be Solvent and (v) the occurrence of the Second Amendment Effective Date (as defined in Amendment No. 2 to Credit Agreement, dated as of the date hereof among Company, the Lenders party thereto and the Administrative Agent (the “Credit Agreement Amendment”)), this Agreement shall be deemed to be effective (such date, the “Agreement Effective Date”). Upon satisfaction of the conditions precedent set forth in Section 8 of Annex I hereto (such date, the “Incremental Term Loan Closing Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans on the date set forth in the Notice of Borrowing required to be delivered pursuant to Section 8(iii) of Annex I hereto and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.

Company acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the Collateral Documents and the Subsidiary Guaranty to the extent set forth therein.

Each Subsidiary Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Subsidiary Guaranty to the extent set forth therein and constitute “Guarantied Obligations” thereunder and (ii) be entitled to the benefits of the Loan Documents to the extent set forth therein.

Attached hereto as Annex II is the officers’ certificate required to be delivered pursuant to clause (iii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement certifying that the conditions set forth in clauses (i) and (ii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement have been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail).

Attached hereto as Annex III are opinions of Richard Johns, General Counsel for Company and Latham & Watkins LLP, special counsel to the Loan Parties, delivered as required pursuant to clause (vi) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement.

Attached hereto as Annex IV are officers’ certificates, board of director (or similar governing body) resolutions and evidence of good standing of Company and each other Loan Party required to be delivered pursuant to clause (vii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement.

Attached hereto as Annex V is evidence demonstrating that the full amount of the Loans to be made under the Incremental Term Loan Commitments (assuming the full utilization thereof) may be incurred without violating the terms of material Indebtedness of Company (after giving effect to the Credit Agreement Amendment) and its Subsidiaries as required to be delivered pursuant to clause (viii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on June 19, 2015. If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

2

After the execution and delivery to Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 10.6 of the Credit Agreement.

The Incremental Term Loan Commitments shall terminate on the earliest of (i) the borrowing of the Incremental Term Loans by Company, (ii) 3:00 p.m. (New York time) on June 19, 2015, and (iii) the irrevocable termination of the Incremental Term Loan Commitments by notice in writing by Company to Administrative Agent and the Incremental Term Loan Lenders.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

3

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, COMPANY, EACH SUBSIDIARY GUARANTOR, ADMINISTRATIVE AGENT AND EACH INCREMENTAL TERM LOAN LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. COMPANY, EACH SUBSIDIARY GUARANTOR, ADMINISTRATIVE AGENT AND EACH INCREMENTAL TERM LOAN LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. COMPANY, EACH SUBSIDIARY GUARANTOR, ADMINISTRATIVE AGENT AND EACH INCREMENTAL TERM LOAN LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Very truly yours,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Incremental Term Loan Lender

By	/s/ Robert Hetu
Name:	Robert Hetu
Title	Authorized Signatory

By	/s/ Lingzi Huang
Name:	Lingzi Huang
Title	Authorized Signatory

Agreed and Accepted

this 19th day of June, 2015:

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Richard W. Johns
Name:	Richard W. Johns
Title:	Executive Vice President, General Counsel and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Authorized Signatory

By:	/s/ Lingzi Huang
Name:	Lingzi Huang
Title:	Authorized Signatory

Each Subsidiary Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

ADVANCED IMAGING SERVICES, LLC
ALLIANCE IMAGING NC, LLC
AROOSTOOK MRI LLC
DIAGNOSTIC HEALTH CENTER OF ANCHORAGE, LLC
MEDICAL DIAGNOSTICS, LLC
MSA MANAGEMENT, LLC
MUSC HEALTH CANCER CARE ORGANIZATION, LLC
NEOSPINE RADIOSURGERY, LLC
RADIOLOGY 24 | 7, LLC
REA MANAGEMENT, LLC
SMT HEALTH SERVICES, LLC
THREE RIVERS HOLDING, LLC
U.S. RADIOSURGERY, LLC
U.S. RADIOSURGERY OF AUSTIN, LLC
U.S. RADIOSURGERY OF CHICAGO, LLC
U.S. RADIOSURGERY OF COLUMBUS, LLC
U.S. RADIOSURGERY OF ILLINOIS, LLC
U.S. RADIOSURGERY OF PHILADELPHIA, LLC
U.S. RADIOSURGERY OF RENO, LLC
U.S. RADIOSURGERY OF RUSH-CHICAGO, LLC
U.S. RADIOSURGERY OF SAN DIEGO, LLC
U.S. RADIOSURGERY OF TULSA, LLC
USR HOLDINGS, LLC
WESTERN MASSACHUSETTS MAGNETIC RESONANCE SERVICES, LLC
WOODLAND DIAGNOSTIC IMAGING, LLC

By:	/s/ Richard W. Johns
Name:	Richard W. Johns
Title:	Secretary

By:	/s/ Howard K. Aihara
Name:	Howard K. Aihara
Title:	Chief Financial Officer

ALLIANCE MEDICAL IMAGING SOLUTIONS, LLC

By:	ALLIANCE HEALTHCARE SERVICES, INC., its sole member

	By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer

ILLINOIS CYBERKNIFE, LLC

By:	US RADIOSURGERY OF ILLINOIS, LLC, its managing member

	By:	/s/ Richard W. Johns
	Name:	Richard W. Johns
	Title:	Secretary

ALLIANCE ONCOLOGY, LLC
ALLIANCE RADIOSURGERY, LLC
MEDICAL OUTSOURCING SERVICES, LLC
MID-AMERICAN IMAGING INC.
NEOSPINE BLOCKER CORP.
NEHE/WSIC II, LLC
NEW ENGLAND HEALTH ENTERPRISES, INC.
NEW ENGLAND MOLECULAR IMAGING LLC PET SCANS OF AMERICA CORP.
SHARED P.E.T. IMAGING, LLC
RAMIC DES MOINES, LLC
WEST COAST PETCT, LLC

By:	/s/ Richard W. Johns
Name:	Richard W. Johns
Title:	Secretary

NEHE - MRI, LLC

By:	NEW ENGLAND HEALTH ENTERPRISES, INC., its sole member and manager

	By:	/s/ Richard W. Johns
	Name:	Richard W. Johns
	Title:	Secretary

NEW ENGLAND HEALTH ENTERPRISES BUSINESS TRUST

By:	/s/ Percy C. Tomlinson, Jr.
Name:	Percy C. Tomlinson, Jr.
Title:	Trustee

By:	/s/ Richard W. Johns
Name:	Richard W. Johns
Title:	Trustee

NEW ENGLAND HEALTH IMAGING-HOULTON, LLC

By:	NEHE - MRI, LLC, its sole member

	By:	NEW ENGLAND HEALTH ENTERPRISES, INC., its sole member and manager

		By:	/s/ Richard W. Johns
		Name:	Richard W. Johns
		Title:	Secretary

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of June 19, 2015

1.	Name of Borrower: Alliance HealthCare Services, Inc.

2.	Incremental Term Loan Commitment Amounts:

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$30,000,000
Total Incremental Term Loan Commitment:	$30,000,000

3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder): To constitute part of, and be added to, the outstanding Initial Term Loans in accordance with Section 2.11C of the Credit Agreement.

4.	Indicate the Incremental Term Loan Funding Date: As of the date set forth in the Notice of Borrowing required to be delivered in accordance with Section 8(iii) of this Annex I.

5.	Incremental Term Loan Maturity Date: The Initial Term Loan Maturity Date (June 3, 2019).

6.	Dates for, and amounts of, Scheduled Incremental Term Loan Repayments: Each Scheduled Initial Term Loan Repayment Date and at the amounts set forth in the Credit Agreement Amendment.

7.	Applicable Margins: The same as those that are applicable to the Initial Term Loans.

8.	Conditions to Funding:

(i) the Agreement Effective Date shall have occurred;

(ii) upon the funding of the Incremental Term Loans on the Incremental Term Loan Closing Date, (x) payment by Company to each Incremental Term Loan Lender a fee equal to 0.50% of such Incremental Term Loan Lender’s Incremental Term Loan Commitment (the “Upfront Fee”), which Upfront Fee shall be earned, due and payable in full on the Incremental Term Loan Closing Date and (y) payment by Company to Credit Suisse Securities (USA) LLC all fees set forth in the Engagement Letter dated as of June 5, 2015 between Company and Credit Suisse Securities (USA) LLC;

(iii) Administrative Agent shall have received at the Notice Office on or before the Incremental Term Loan Closing Date, in accordance with the provisions of Section 2.1B of the Credit Agreement, an executed Notice of Borrowing signed by the chief executive officer, the

ANNEX I

chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent;

(iv) as of the date hereof, the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or, with respect to any representation or warranty that is already qualified by materiality, in all respects) on and as of that date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, with respect to any representation or warranty that is already qualified by materiality, in all respects) on and as of such earlier date; and

(v) no event shall have occurred and be continuing or would result from the consummation of the borrowing of the Incremental Term Loans that would constitute a Potential Event of Default or an Event of Default under Sections 8.1 or 8.6 of the Credit Agreement.

ANNEX II

[Officers’ certificate required to be delivered pursuant to clause (iii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement certifying that the conditions set forth in clauses (i) and (ii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement have been satisfied]

ANNEX III

[Opinions of counsel to the Loan Parties, delivered as required pursuant to clause (vi) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement]

ANNEX IV

[Officers’ certificates, board of director (or similar governing body) resolutions and evidence of good standing of Company and the other Loan Parties required to be delivered pursuant to clause (vii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement]

ANNEX V

[Evidence demonstrating that the full amount of the Loans to be under the Incremental Term Loan Commitments (assuming the full utilization thereof) may be incurred without violating the terms of material Indebtedness of Company (after giving effect to the Credit Agreement Amendment) and its Subsidiaries as required to be delivered pursuant to clause (viii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement]

EXHIBIT A

[FORM OF] FINANCIAL CONDITION CERTIFICATE

Date: June 19, 2015

To the Administrative Agent and each of the Incremental Term Loan Lenders party to the Incremental Term Loan Commitment Agreement referred to below:

I, the undersigned, the Chief Financial Officer of Alliance HealthCare Services, Inc. (“Company”), a Delaware corporation, in that capacity only and not in my individual capacity, do hereby certify as of the date hereof that:

1. This Certificate is furnished to the Administrative Agent and the Incremental Term Loan Lenders pursuant to the Incremental Term Loan Commitment Agreement, dated as of June 19, 2015 among Company, the lenders party thereto (each, an “Incremental Term Loan Lender” and, collectively, the “Incremental Term Loan Lenders”), and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”) (including the Annexes thereto and as amended, updated, modified and supplemented from time to time, the “Incremental Term Loan Commitment Agreement”), which Incremental Term Loan Commitment Agreement is being entered into in accordance with Section 2.11 of that certain Credit Agreement, dated as of June 3, 2013 among Company, the lenders from time to time party thereto, and the Administrative Agent (as amended, updated, modified and supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. Assuming the incurrence of the Incremental Term Loans (as defined in the Incremental Term Loan Commitment Agreement):

(a) the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company and its Subsidiaries, on a consolidated basis;

(b) the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Company on its debts and liabilities as they become absolute and matured;

(c) the Company and its Subsidiaries do not intend to, and do not believe that they will, on a consolidated basis, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and

(d) the Company and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Company’s assets would constitute unreasonably small capital.

For purposes of this Financial Condition Certificate, the amount of contingent liabilities at any time shall be computed as the amount of liabilities that, in the light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

3. For purposes of this Financial Condition Certificate, I, or officers of Company and/or its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	Reviewed (i) the financial statements referred to in Section 5.3A of the Credit Agreement and (ii) the financial statements for the Fiscal Quarter ended March 31, 2015 delivered pursuant to Section 6.1(i)(b) of the Credit Agreement.

(b)	Made inquiries of certain officers of Company and its Subsidiaries that I have deemed necessary as a foundation for this Financial Condition Certificate.

(c)	Reviewed to my satisfaction the Incremental Term Loan Commitment Agreement, the Credit Agreement Amendment (as defined in the Incremental Term Loan Commitment Agreement) and the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has set his hand as of the first day first written above.

ALLIANCE HEALTHCARE SERVICES, INC.

By:
Name:	Howard K. Aihara
Title:	Executive Vice President and Chief Financial Officer